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                                                                    Exhibit 3.40

                          VETCO PHARMACEUTICALS, INC.

                                   BY-LAWS


                                 STOCKHOLDERS

     1. PLACE OF MEETINGS. Annual and special meetings of stockholders shall be held at such place within or without the State of New York as shall be determined from time to time by the Board of Directors. The place at which each meeting is to be held shall be specified in the notice of such meeting.

     2. NOTICE OF MEETINGS. Except as otherwise expressly provided by statute, written notice of the time, place and purpose or purposes of the annual and each special meeting of stockholders shall be given by mailing a copy thereof, not less than ten nor more than fifty days before the meeting, to each stockholder of record entitled to vote at such meeting and to each stockholder of record who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken. Such copy shall be directed to each such stockholder at his address as it appears on the stock book unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

     3. QUORUM. The presence, in person or by proxy, of the holders of record of forty percent of the stock outstanding and entitled to vote is requisite for and shall constitute a quorum for the transaction of business at all meetings of the stockholders, except as otherwise provided by law or by the Certificate of Incorporation or by these By-Laws. In the absence of a quorum, the stockholders present in person or by proxy and entitled to vote shall have power to adjourn the meeting from time to time, to a designated time and place, without notice other than announcement at the meeting, until the requisite amount of stock shall be present, whereupon any business may be transacted which might have been transacted at the meeting as originally notified.

     4. ANNUAL MEETINGS. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held, commencing in the year 1995, on the second Wednesday of May in each year, if not a legal holiday, and if a legal holiday then on the next succeeding business day, at such hour as shall be designated by the Board of Directors.

     5. SPECIAL MEETINGS. Special meetings of the stockholders, unless otherwise regulated by statute, or by the Certificate of Incorporation, may be called by resolution of the Board of Directors or by the President or the Chairman of the Board of Directors, and shall be called by the President or the Secretary upon the request in writing of stockholders owning of record at least ten percent of the stock outstanding entitled to vote thereat.

     6. VOTING. At each meeting of stockholders, except as otherwise provided by statute, by the Certificate of Incorporation, or these By-laws, every holder of record of stock entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock

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standing in his name on the books of the Corporation. Each proxy to vote shall be in writing and signed by the stockholder or by his duly authorized attorney. Any stockholder entitled to vote may, on any question, demand a vote by ballot.

                                BOARD OF DIRECTORS

     7. NUMBER. The business of the Corporation shall be managed by its Board of Directors, the number of which shall be not less than three nor more than fifteen, the exact number of directors to be determined from time to time by the Board of Directors, and such exact number of directors shall be three unless otherwise determined by resolution of the Board of Directors.

     8. ELECTION. The members of the Board of Directors shall be elected at the annual meeting of stockholders by a plurality of the votes at such election, to serve until the next annual meeting and until their successors shall be elected and qualify. Directors need not be stockholders.

     9. VACANCIES. Vacancies in the Board of Directors, whether caused by resignation, death, increase in number of directors or otherwise, may be filled by a majority of the directors in office at the time the vacancy occurs or by vote of the stockholders at any special meeting.

     10. FIRST MEETING. The newly elected Board may hold its first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after each annual meeting of the stockholders and at the same place, and notice of such meeting need not be given. Such first meeting may be held at any other time and place which may be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

     11. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such places and times as may be fixed from time to time by resolution of the Board.

     12. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the President or the Chairman of the Board and shall be called by the Chairman of the Board, the President or Secretary on the written request of any two directors. At least two days' notice of each such special meeting shall be given to each director personally or sent to him at his residence or usual place of business by letter, telefax, telegram, cable or radiogram. Notice of a special meeting need not be given to any director who may waive such notice either in writing or by telefax, telegram, cablegram or radiogram.

     13. PLACE OF MEETINGS. The directors may hold their meetings, have one or more offices and keep the books of the Corporation (except as may be provided by law) at any place within or without the State of New York, as they may from time to time determine.

     14. QUORUM. At all meetings of the Board of Directors, the presence of a majority of the directors shall be necessary and sufficient to constitute a quorum for the

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transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws.

     15. REMOVAL. Directors may be removed at any time either for or without cause at any special meeting of stockholders by a majority vote of the stockholders present in person or by proxy and entitled to vote. Each vacancy caused by such removal may be filled at such meeting by vote of the stockholders present and entitled to vote for the removal.

     16. POWERS OF DIRECTORS. The Board of Directors shall exercise all the powers of the Corporation, subject to the restrictions imposed by law, by the Certificate of Incorporation or these By-Laws. Any action required or permitted to be taken at any meeting of the Board of Directors or by any committee thereof may be taken without a meting, if all members of the Board or committee, as the case may be consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

     17. COMPENSATION OF DIRECTORS. Directors who are not regular employees of the Corporation shall receive such fees for their services as directors as may be fixed by resolution of the Board. All directors shall be entitled to reimbursement of expenses of attendance at meetings of the Board of any committee of the Board. Nothing herein contained shall be construed to preclude the Board from providing for and paying to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services as determined by the Board from time to time.

                         EXECUTIVE AND OTHER COMMITTEES

     18. DESIGNATION OF EXECUTIVE AND OTHER COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an Executive Committee and one or more other committees, each of such committees to consist of such number of directors, not less than three, as the Board by like resolution from time to time may determine. The Executive Committee shall have such powers as are provided in the next succeeding paragraph. Other committees shall have such powers and such name or names as may be determined from time to time by resolution adopted as aforesaid by the Board.

    19. POWERS OF THE EXECUTIVE COMMITTEE. The Executive Committee shall have and may exercise, subject to such limitations, if any, as may be prescribed by resolution adopted by a majority of the whole Board of Directors, the powers of the Board in the management of the business and affairs of the Corporation which may lawfully be delegated, provided that the Executive Committee shall act only at such times as the Board of Directors is not in session and in no case to the exclusion of the right of the Board of Directories at any time to act as a Board upon any business of the Corporation.

    20. PROCEDURE; MEETINGS; QUORUM OF COMMITTEES. Each Committee shall keep regular minutes of its acts and proceedings and report the same to the Board of Directors when required. Each Committee may meet at stated times without notice or on notice to all by one of their number. A majority of each Committee shall constitute a quorum for the transaction

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of business and the act of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Committee.

                                     OFFICERS

     21. TITLES AND ELECTION. The officers of the Corporation, who shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders, shall be a Chairman of the Board of Directors, a President, a Vice President, a Treasurer and a Secretary. The Board of Directors from time to time may choose additional Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary and may define their powers and duties. One person may hold any two offices except those of President or Secretary.

     22. TERMS OF OFFICE. The officers shall hold office until their successors are chosen and qualify.

     23. REMOVAL. Any officer may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors.

     24. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board of Directors, the President or the Secretary. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     25. VACANCIES. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the directors may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred.

     26. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall preside at meetings of stockholders and of the Board of Directors. He shall exercise such powers and duties as may, from time to time, be assigned to him by the Board of Directors. He shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation.

     27. PRESIDENT. The President shall, in the absence of the Chairman of the Board of Directors, preside at meetings of stockholders and of the Board of Directors. He shall be the chief executive officer of the Corporation and shall exercise the duties usual to a chief executive officer and shall also exercise such other powers and perform such other duties, as may, from time to time, be assigned to him by the Board of Directors. He shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation.

     28. VICE PRESIDENTS. The Board of Directors may elect Vice Presidents who shall, in the order of their seniority, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall direct and as are incident to the office of Vice President.

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     29. SECRETARY. The Secretary shall give or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The
Secretary shall, when authorized by the Board, affix the corporate seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer who may affix the seal to any such instrument in the event of the absence or disability of the Secretary.

     30. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board and shall render to the Chairman of the Board of Directors and the Board, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     31. DUTIES OF OFFICERS MAY BE DELEGATED. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

                                     SEAL

     32. CORPORATE SEAL. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors and may be altered from time to time at the discretion of the Board.

                                INDEMNIFICATION

     33. INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Corporation shall have the authority to indemnify, and advance the expenses of, any director, officer or employee to the fullest extent permitted by the New York Business Corporation as the same now exists or may hereafter be amended.

     The indemnification and advancement of expenses granted pursuant to this
Section 33 shall not be exclusive or limiting of any other rights to which any person seeking indemnification or advancement of expenses may be entitled when authorized by (i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification; provided that no indemnification may be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     No amendment, modification or rescission of these By-Laws shall be effective to limit any person's right to indemnification with respect to any alleged cause of action that

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accrues or other incident or matter that occurs prior to the date on which such modification, amendment or rescission is adopted.

                          CHECKS, DRAFTS, NOTES, ETC.

     34. EXECUTION OF CHECKS, DRAFTS, NOTES, ETC. All checks, drafts, notes and other instruments or orders for the payment of money shall be signed by such officer or officers or other person or persons as the Board of Directors from time to time may designate.

                    CERTIFICATES OF STOCK AND TRANSFER OF STOCK

     35. CERTIFICATES OF STOCK. Certificates of stock shall be in such forms as shall be approved by the Board of Directors, shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name. Each certificate shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant
Treasurer and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or transfer clerk, the signature of any such officers upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the date of issue.

     36. TRANSFER OF STOCK. Transfers of shares of stock shall be made only upon the books of the Corporation by the registered holder in person or by attorney, duly authorized and upon surrender of the certificate or certificates for such shares, properly assigned for transfer.

     37. LOST OR DESTROYED STOCK CERTIFICATES. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the directors so require, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed. In the issuing of said new certificate, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of New York.

                            SETTING RECORD DATE

     38. MEETINGS OF STOCKHOLDERS. The Board of Directors may fix a time not more than fifty days prior to the date of any meeting of stockholders as the time as of which stockholders entitled to notice of and to vote at such meeting shall be determined, and all persons

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who are holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting.

     39. DISTRIBUTIONS. The Board of Directors may fix a time not exceeding fifty days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights or evidences of interests arising out of any change or conversion or exchange of capital stock, as a record time for the determination of the stockholders entitled to receive any such dividend, distribution, right or interest, and in such case only stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, right or interest.

                                  AMENDMENT

     40. AMENDMENT OF BY-LAWS. These By-Laws-may be altered, amended, or repealed at any regular or special meeting of the Board of Directors, by the affirmative vote of a majority of the entire Board, or at any regular or special meeting of the stockholders by the affirmative vote of the holders of a majority of the stock outstanding and entitled to vote thereon. Any
By-Laws made or amended by the Board of Directors may be altered or repealed by the stockholders.

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